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                                                                       Exhibit 1







                         SAXON CAPITAL ACQUISITION CORP.
                        28,000,000 SHARES OF COMMON STOCK



                               PURCHASE AGREEMENT





JUNE 29, 2001


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                               PURCHASE AGREEMENT

                                                                   June 29, 2001

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 Nineteenth Street North
Arlington, Virginia 22209

Dear Sirs:

         Saxon Capital Acquisition Corp., a Delaware corporation (the "Company"), proposes to sell to you (the "Initial Purchaser") an aggregate of 28,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

         The sale of the Shares to you will be made without registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the Shares purchased by you hereunder in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

         Simultaneously with the sale of the Shares pursuant to this Agreement, the Company will consummate the purchase (the "Saxon Acquisition") of all of the issued and outstanding capital stock of Saxon Capital, Inc. (including its wholly-owned subsidiaries, "Saxon") from Dominion Capital, Inc. ("DCI").

         The Company also proposes to issue to the Initial Purchaser, in its individual capacity, the warrants to purchase up to an aggregate of 1,200,000 shares of Common Stock as referred to in Section 1(b) hereof.

         In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, dated June 8, 2001 (the "Preliminary Memorandum"), and a final offering memorandum, dated July 2, 2001 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, Saxon and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale of the Shares by the Initial Purchaser and by all dealers to whom Shares may be sold. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

         It is understood and acknowledged that holders (including subsequent transferees) of the Shares and of the Warrant Shares (as defined below) will have the registration rights set forth in the registration rights agreement between the Company and the Initial Purchaser (the "Registration Rights Agreement"), to be dated as of July 6, 2001, for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).


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Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement on Form S-1 under the Securities Act for the initial public offering of the Company's common stock which includes the resale by holders of the Shares and the Warrant Shares and/or
(ii) a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Shares and the Warrant Shares, and to use its best efforts to cause any such registration statement to be declared effective.

         The Company and the Initial Purchaser agree as follows:

         1.       SALE AND PURCHASE:

                  (a) SHARES. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company an aggregate of 28,000,000 Shares at a purchase price of $9.30 per share.

                  (b) WARRANTS. At the Closing Time (as defined below), the Company agrees to issue to the Initial Purchaser (for its own account), warrants (the "Warrants") to purchase an aggregate of 1,200,000 shares of Common Stock (the "Warrant Shares") at a price per Warrant Share equal to $10.00 (the purchase price per share paid by the investors for the Shares sold pursuant to this Agreement). The Warrants will be issued pursuant to an agreement (the "Warrant Agreement") between the Company and the Initial Purchaser and will be exercisable at any time and from time to time immediately upon issuance up to the fifth anniversary thereof.

         2. PAYMENT AND DELIVERY: Payment of the purchase price for the Shares shall be made to the Company by wire transfer of immediately available funds at the office of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Suite 900, Washington, D.C. 20036 (unless another place shall be agreed upon by the Initial Purchaser and the Company) against delivery of the certificates for the Shares to you for your account. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Initial Purchaser and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time". Certificates for the Shares shall be delivered to the Initial Purchaser in definitive form registered in such names and in such denominations as the Initial Purchaser shall specify.

         3.       OFFERING OF THE SHARES; RESTRICTIONS ON TRANSFER:

                  (a) The Initial Purchaser represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")), and, with respect to Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by


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         means of any directed selling efforts and (ii) it has solicited and will solicit offers to buy the Shares only from, and has offered and will offer, sell or deliver the Shares only to, (A) persons ("QIBs") who it reasonably believes to be "qualified institutional buyers"
         (as defined in Rule 144A under the Securities Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a certificate in the form of Exhibit A hereto, (B) persons ("Accredited Investors") who it reasonably believes to be "accredited investors" (as defined in Rule 501(a) of Regulation D), and who provide to it a letter in the form of Exhibit B-1 or Exhibit B-2 hereto, or (C) persons (each a "Regulation S Purchaser") to whom, and under circumstances which, it reasonably believes offers and sales of Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a letter in the form of Exhibit C hereto (such persons specified in clauses (A), (B) and (C) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for any Shares being offered in reliance on Regulation S. The Initial Purchaser further represents and warrants that, in the case of any sale of Shares to a distributor, a dealer (as defined in Section 2(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the 40-day restricted period set forth in Rule 903(c)(2) of Regulation S, it will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

                  (b)      The Initial Purchaser represents and warrants that:
         (i) it has not offered or sold and will not offer or sell any Shares to persons in the United Kingdom prior to the expiration of the period six months from the date of the issuance of the Shares, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986; (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; (iv) it has not offered or sold and will not offer or sell any shares to persons in Germany, except to such persons or in such circumstances which have not resulted or will not result in an offer to the public in Germany within the meaning of the German Sales Prospectus Act; and (v) it has not offered or sold and will not offer or sell any Shares to persons in Switzerland, except to persons to whom a copy of the Preliminary Memorandum or the Final Memorandum has been made available in accordance with Article 156 of the International Private Law Act.


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                  (c)      The Initial Purchaser represents and warrants to the
         Company that no action is being taken or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for the Initial Purchaser).

                  (d) The Initial Purchaser agrees with the Company that it may arrange for the private offer and sale of a portion of the Shares to a limited number of QIBs in the United States (which may include affiliates of the Initial Purchaser), in accordance with Rule 144A and to a limited number of Accredited Investors otherwise under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act. Such Shares are referred to as "Restricted Shares."

                  (e) The Initial Purchaser agrees with the Company that the Shares may be resold or otherwise transferred by the holders thereof only if such Shares are registered under the Securities Act or if an exemption from registration is available. The Initial Purchaser hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Restricted Shares placed by the Initial Purchaser:

                           (i) SALES ONLY TO CERTAIN INVESTORS. Initial offers and sales of the Shares will be made only in Exempt Resales by the Initial Purchaser to investors that the Initial Purchaser reasonably believes to be QIBs and to Regulation S Purchasers or Accredited Investors.

                           (ii) NO GENERAL SOLICITATION. The Shares will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of such Shares.

                           (iii)    RESTRICTIONS ON TRANSFER. The Final
                  Memorandum shall state that the Shares have not been and will not be registered under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Share and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Share may be made by a purchaser of a Share except as follows:

                                    (A)     to the Company;

                                    (B)      to a QIB or a person who the seller
                           reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A;


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                                    (C)      outside the U.S. in accordance with
                           Rule 904 (or, if made by any distributor or any affiliate of the Company, the Initial Purchaser or any other distributor, Rule 903) of Regulation S;

                                    (D)      pursuant to the exemption provided
                           by Rule 144 under the Securities Act (if available);

                                    (E)      pursuant to another available
                           exemption from registration under the Securities Act;

                                    (F)      pursuant to an effective
                           registration statement under the Securities Act; or

                                    (G)      to an Accredited Investor that is
                           purchasing for his, her or its own account or for the account of an Accredited Investor;

                           in each case in accordance with any applicable
                  federal securities laws and the securities laws of any state of the United States or other jurisdiction.

                  (f) The Initial Purchaser agrees with the Company that each initial resale of Shares by the Initial Purchaser (and each purchase of Shares from the Company by the Initial Purchaser) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Initial Purchaser that, as of the date of this
Agreement:

                  (a) the Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                  (b) the Company had, at the date indicated, the duly authorized and outstanding capitalization set forth in the Final Memorandum under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; the Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business (including the business of Saxon upon consummation of the Saxon Acquisition) as described in the Final Memorandum, and to execute and deliver this Agreement, the Registration Rights Agreement, the Warrant Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby (including the issuance and sale of the Shares and the Warrant Shares); the Company has reserved and kept available for issuance upon exercise of the Warrants, such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants; all of the issued and outstanding shares of capital stock of Saxon will be, upon consummation of the Saxon Acquisition, owned by the Company, free and


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         clear of any adverse claims; other than the ownership of Saxon upon the consummation of the Saxon Acquisition, the Company has no subsidiaries;

                  (c) the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases real property or maintains an office and in which such qualification or licensing is necessary, and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the operations, business or condition of the Company; except as disclosed in the Final Memorandum or otherwise restricted by Delaware law, upon the consummation of the Saxon Acquisition, no subsidiary (other than special purpose subsidiaries formed solely for the purposes of issuing mortgage-backed securities and entering into warehouse agreements, repurchase facilities and similar financing facilities) will be prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's capital stock or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary;

                  (d) the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final Memorandum or are not, individually or in the aggregate, material to the Company and do not interfere with the use made or proposed to be made of such property and buildings or material personal property by the Company;

                  (e) the Company owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company to conduct its business, and the Company has not received written notice of any infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a material adverse effect on the operations, business or condition of the Company;

                  (f) the Company has not violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any federal or state law precluding the denial of credit due to the neighborhood in which a property is situated, which violation could have


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         a material adverse effect on the operations, business, condition, prospects or property of the Company;

                  (g) neither the Company nor any officer or director purporting to act on behalf of the Company has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law,
         (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company sells or from which the Company buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company;

                  (h) except as otherwise disclosed in the Final Memorandum, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any subsidiary to or for the benefit of any of the officers or directors of the Company or any subsidiary or any of the members of the families of any of them;

                  (i) except with respect to the Initial Purchaser, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (j) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its certificate of incorporation or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company, and the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrant Agreement, the Warrants and the issuance of the Shares and the Warrant Shares and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under),
         (i) any provision of the certificate of incorporation or by-laws of the Company or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except in the case of this clause (ii) for such breaches or defaults which have been validly waived or would not have a material adverse effect on the operations, business or condition of the Company;


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                  (k)      the Shares and the Warrant Shares have been duly
         authorized by the Company and, when issued by the Company and delivered against payment therefor as contemplated by this Agreement and the Warrant Agreement, respectively, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares, the Warrant Shares and the Warrants by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise;

                  (l) each of this Agreement and the Warrant Agreement have been, and the Registration Rights Agreement and the Warrants at the Closing Time will be, duly authorized, executed and delivered by the Company and are or will be legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

                  (m) the Shares, the Warrants and Warrant Shares, the Warrant Agreement and the Registration Rights Agreement conform in all material respects to the description thereof contained in the Final Memorandum; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company;

                  (n) assuming (i) the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3 of this Agreement and (ii) that the purchasers who buy the Shares in Exempt Resales are either QIBs (or persons who the Initial Purchaser reasonably believes are QIBs), Regulation S Purchasers or Accredited Investors, the sale of the Shares and the Warrant Shares to the Initial Purchaser as contemplated hereby and the Exempt Resales are exempt from the registration requirements of the Securities Act;

                  (o) assuming (i) the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3 of this Agreement and (ii) that the purchasers who buy the Shares in Exempt Resales are either QIBs (or persons who the Initial Purchaser reasonably believes are QIBs), Regulation S Purchasers or Accredited Investors, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants and the Registration Rights Agreement, its consummation of the transactions contemplated hereby and thereby, and its sale and delivery of the Shares, the Warrants and the Warrant Shares, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time, (B) any necessary or advisable qualification (which the Initial Purchaser shall request) under the securities or blue sky laws of the various jurisdictions in which the Shares are being


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         offered by the Initial Purchaser, (C) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (D) the filing of a Form D with the Commission;

                  (p) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the operations, business, properties, prospects, results of operations or condition of the Company; the Company is not in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could be material and adverse to the operations, business, properties, prospects or condition of the Company;

                  (q) the Final Memorandum contains accurate summaries of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Initial Purchaser or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

                  (r) there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the operations, business, condition, prospects or property of the Company;

                  (s) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under
         Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

                  (t) subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, there has not been (A) any material adverse change, financial or otherwise, in the business, properties, prospects, results of operations or condition, present or prospective, of the Company, (B) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company or any subsidiary,
         (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any subsidiary, other than in the ordinary course of business, which is material to the Company or (D) any dividend or


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         distribution of any kind declared, paid or made by the Company on any class of its capital stock;

                  (u) the Company is not, and upon the sale of the Shares and the Warrants as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

                  (v) there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement;

                  (w) neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (x) the Company has not relied upon the Initial Purchaser or legal counsel for the Initial Purchaser for any legal, tax or accounting advice in connection with the offering and sale of the Shares or the Warrant Shares; and

                  (y) any certificate signed by any officer of the Company delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

         5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY WITH RESPECT TO
SAXON: The Company further represents and warrants to the Initial Purchaser that, as of the date of this Agreement:

                  (a) each of Saxon and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Final Memorandum; all of the issued and outstanding shares of capital stock of Saxon and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights;

                  (b) Saxon and its subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or maintain an office and in which such qualification or licensing is necessary, and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the operations, business, condition, prospects or property of Saxon; except as disclosed in the Final Memorandum or otherwise restricted by law of Saxon's state of incorporation, no subsidiary of Saxon (other than special purpose subsidiaries formed solely for the purposes of issuing mortgage-backed securities and entering into warehouse agreements, repurchase facilities and similar financing facilities ) is prohibited or restricted, directly or indirectly, from paying dividends to Saxon, or from making any other distribution with respect to such subsidiary's capital stock or from repaying to Saxon or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from Saxon or such other subsidiary, or from transferring any such subsidiary's property or assets to Saxon or to any other subsidiary;

                  (c) Saxon and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by Saxon and the subsidiaries; any real property and buildings or material personal property held under lease by Saxon or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final Memorandum or are not, individually or in the aggregate, material to Saxon and do not interfere with the use made or proposed to be made of such property and buildings or material personal property by Saxon;

                  (d) Saxon and each subsidiary owns or possesses, or will as of the Closing Time own or possess, such Intangibles as are necessary to entitle Saxon and each subsidiary to conduct its business as described in the Final Memorandum, and neither Saxon nor any subsidiary, has received written notice of any infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a material adverse effect on the operations, business, condition, prospects or property of Saxon;

                  (e) Saxon and each subsidiary owns, or will as of the Closing Time own, free and clear of any liens, security interests, pledges, charges or encumbrances, or has valid licenses or other rights to use all material trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of commercially available software purchased and sold as such) and technical data and information used in development, manufacture, operation and sale of all products and services sold by Saxon;

                  (f) Saxon and each subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (g) each of Saxon and its subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon (except where the failure so to file or pay, individually or in the aggregate, would not have a material adverse effect on the operations, business, condition, prospects or property of Saxon); and no tax deficiency has been asserted against any such entity, nor does any such entity know of any basis for the assertion of any tax deficiency which if determined adversely to any such entity, could have a material adverse effect on the operations, business, condition, prospects or property of Saxon;

                  (h) neither Saxon nor any subsidiary has breached any representation, warranty, covenant or agreement made by it in any document with respect to any securitization in which Saxon or any subsidiary was the seller, depositor, master servicer, servicer, guarantor, credit support provider, sponsor or originator, which breach could have a material adverse effect, financial or otherwise, in the business, properties, prospects, results of operations or condition, present or prospective, of Saxon or any subsidiary;

                  (i) the total unpaid principal balance of mortgage loans, and all associated reserves, owned by Saxon and its subsidiaries which are held for sale or investment and which are ineligible for securitization in accordance with Saxon's securitization program as implemented through the securitizations sponsored by Saxon or any of its subsidiaries since January 1, 2000 does not exceed $30,000,000;

                  (j) each of Saxon and its subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts deemed reasonable and adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by Saxon and any subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

                  (k) neither Saxon nor any subsidiary has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of Saxon or any of its subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any federal or state law precluding the denial of credit due to the neighborhood in which a property is situated, which violation could have a material adverse effect on the operations, business, condition, prospects or property of Saxon;

                  (l) neither Saxon nor any subsidiary nor any officer or director purporting to act on behalf of Saxon or any subsidiary has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which Saxon or any subsidiary sells or from which Saxon or any subsidiary buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to Saxon or any subsidiary, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Saxon;

                  (m) except as otherwise disclosed in the Final Memorandum and except for mortgage loans made in the ordinary course of business, there are no outstanding loans or advances or guarantees of indebtedness greater than $30,000 individually or $50,000 in the aggregate by Saxon or any subsidiary to or for the benefit of any of the officers or directors of Saxon or any subsidiary or any of the members of the families of any of them;

                  (n) Saxon has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (o) each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum as of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement in or omission from the Preliminary Memorandum or the Final Memorandum made in reliance upon and in conformity with information concerning the Initial Purchaser and furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use therein;

                  (p) the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or Saxon in connection therewith, except as set forth in the Final Memorandum. No stop order or other similar order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

                  (q) except as permitted by the Securities Act, neither the Company nor any subsidiary has distributed and, prior to the later to occur of the Closing Time and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Memorandum and the Final Memorandum; except as set forth in the Registration Rights Agreement, neither the Company nor any subsidiary has directly, or through any agent or person acting on its behalf, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Shares;

                  (r) none of the Company or its affiliates or any person acting on behalf of it or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares, and the Company and any person acting on its behalf (other than the Initial Purchaser as to which the Company makes no representation) have complied with the offering restrictions requirement of Regulation S;

                  (s) neither Saxon nor any subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its certificate of incorporation or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which Saxon or any subsidiary is a party or by which it is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of Saxon, and the execution, delivery and performance by the Company of this Agreement, the Warrant Agreement and the Registration Rights Agreement and the issuance and sale of the Shares and the Warrants and Warrant Shares and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate of incorporation or by-laws of Saxon or any subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which Saxon or any subsidiary is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to Saxon or any subsidiary, except in the case of this clause (ii) for such breaches or defaults which have been validly waived or would not have a material adverse effect on the operations, business or condition of Saxon;

                  (t) to the knowledge of the Company, Deloitte & Touche LLP, whose reports on the financial statements of Saxon are included in the Final Memorandum, are independent public accountants within the meaning of Rule 101 of the AICPA's Code of Professional Conduct and its interpretation and rulings;

                  (u) each of Saxon and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the operations, business, condition, prospects or property of Saxon; neither Saxon nor any subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to Saxon or any subsidiary the effect of which could be material and adverse to the operations, business, condition, prospects or property of Saxon;

                  (v) the Final Memorandum contains accurate summaries of all material contracts, agreements, instruments and other documents of Saxon that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Initial Purchaser or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

                  (w) there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against Saxon or any subsidiary or any of their properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the operations, business, condition, prospects or property of Saxon;

                  (x) the historical financial statements, including the notes thereto, included in the Final Memorandum comply as to form with the requirements applicable to financial statements required to be included in prospectuses included in registration statements on Form S-1 under the Securities Act and present fairly the financial position of Saxon as of the dates indicated and the results of operations and changes in financial position and cash flow of Saxon for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto);

                  (y) subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, there has not been (i) any material adverse change, financial or otherwise, in the business, properties, prospects, results of operations or condition, present or prospective, of Saxon, (ii) any transaction, other than in the ordinary course of business, which is material to Saxon, contemplated or entered into by Saxon or any subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by Saxon or any subsidiary, other than in the ordinary course of business, which is material to Saxon or (iv) any dividend or distribution of any kind declared, paid or made by Saxon on any class of its capital stock;

                  (z) none of Saxon, any subsidiary, or, to the knowledge of the Company, any of their directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

                  (aa) any certificate signed by any officer of Saxon or any of its subsidiaries delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

         6. CERTAIN COVENANTS OF THE COMPANY: The Company hereby agrees with the Initial Purchaser:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states as the Initial Purchaser may designate and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state or subject itself to taxation as doing business in any jurisdiction (except service of process with respect to the offering and sale of the Shares);

                  (b) to prepare the Final Memorandum in a form approved by the Initial Purchaser and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to the Initial Purchaser as many copies of the Final Memorandum (and any amendments or supplements thereto) as the Initial Purchaser may reasonably request for the purposes contemplated by this Agreement;

                  (c) to advise the Initial Purchaser promptly, confirming such advice in writing, of (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of the Initial Purchaser) be required to be distributed by the Initial Purchaser in connection with an Exempt Resale (and the Initial Purchaser hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to prepare and furnish, at the Company's expense, to the Initial Purchaser (and to any persons designated by the Initial Purchaser) promptly any proposed amendments or supplements to the Final Memorandum as may be necessary;

                  (d) to furnish to the Initial Purchaser for a period of five years from the Closing Time (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission and (iii) such other information as the Initial Purchaser may reasonably request regarding the Company or its subsidiaries;

                  (e) not to amend or supplement the Preliminary Memorandum or the Final Memorandum prior to the Closing Time unless the Initial Purchaser shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

                  (f) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule l44A(d)(4) under the Securities Act and any additional information required by The Portal Market ("Portal Information"), and any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

                  (g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

                  (h) that neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or engage in any directed selling efforts (as defined in Rule 902 of Regulation S);

                  (i) that neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Shares;

                  (j) that the Company will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

                  (k) that, except as permitted by the Securities Act, the Company will not distribute any offering materials in connection with Exempt Resales;

                  (l) to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the

         Initial Purchaser (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the Shares and the Warrants and Warrant Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares and the Warrants to the Initial Purchaser or the issuance of the Warrant Shares to the Initial Purchaser, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Initial Purchaser) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchaser and to dealers, (v) the designation of the Shares and the Warrant Shares as PORTAL eligible securities by the National Association of Securities Dealers, Inc. PORTAL Market, (vi) the fees and expenses of any transfer agent or registrar for the shares of Common Stock, (vii) the out-of-pocket expenses of the Initial Purchaser incurred in connection with its services under this Agreement, including the reasonable fees and disbursements of its legal counsel (other than those expenses of the Initial Purchaser previously reimbursed pursuant to the engagement letter between DCI and the Initial Purchaser dated April 23, 2001), (viii) the costs and expenses of the Initial Purchaser and the Company incurred in connection with the marketing of the Shares, including "road show" costs and expenses, and (ix) the performance of the Company's other obligations hereunder;

                  (m) to use reasonable efforts in cooperation with the Initial Purchaser to obtain permission for the Shares sold to QIBs, as such term is defined in Rule 144A under the Securities Act, to be eligible for clearance and settlement through the Depository Trust Company;

                  (n) in connection with Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Shares in the form of definitive securities;

                  (o) to furnish to the Initial Purchaser, during the period referred to in clause (i) of paragraph 6(c) above, not less than two business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (p) to refrain during a period of 180 days from the date of the Final Memorandum, without the prior written consent of the Initial Purchaser, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

         Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, the Warrants and the Warrant Shares to be issued upon exercise of the Warrants, (B) the registration and sale of the Shares and the Warrant Shares in accordance with the terms of the Registration Rights Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Final Memorandum or (D) such issuances of options or grants of restricted stock under the Company's 2001 Stock Incentive Plan as are described in the Final Memorandum; and

                  (q) that the Initial Purchaser and its direct or indirect transferees of the Shares are authorized to rely on the representations and warranties of the Company contained in the purchase and sale agreement relating to the Saxon Acquisition (the "Saxon Agreement") as if such representations and warranties were made directly to the Initial Purchaser and its transferees.

         7. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS: The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time, the performance by the Company of its obligations hereunder and to the following conditions:

                  (a) The Company shall furnish to the Initial Purchaser at the Closing Time an opinion of McKee Nelson LLP, counsel for the Company, addressed to the Initial Purchaser and dated the Closing Time and in form reasonably satisfactory to the Initial Purchaser, stating that:

                           (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with full corporate power and authority to own its properties and to conduct its business (including the business of Saxon upon consummation of the Saxon Acquisition) and to execute and deliver this Agreement, the Warrant Agreement, the Warrants and the Registration Rights Agreement and to issue the Shares and the Warrant Shares;

                           (ii) the Company is duly qualified or licensed by and is in good standing in each jurisdiction in which the character or location of its assets or properties or the nature of its business makes such qualification necessary and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company;

                           (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                           (iv) each of the Warrant Agreement, the Warrants and the Registration Rights Agreement has been duly authorized, executed and delivered by the

                  Company, and, assuming due authorization, execution and delivery by the Initial Purchaser, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, and except to the extent that the indemnification provisions therein may be limited by federal or state securities laws and public policy considerations in respect thereof;

                           (v) the Shares and the Warrant Shares have been duly authorized by the Company and, upon payment therefor and delivery in accordance with this Agreement or the Warrant Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares and the Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or by-laws of the Company, or under any agreement known to us to which the Company or any of subsidiary is a party or otherwise;

                           (vi) the Company has an authorized capitalization as set forth in the Final Memorandum; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; the Company has reserved and kept available for issuance upon exercise of the Warrants, such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants; all of the issued and outstanding shares of capital stock of Saxon are, upon consummation of the Saxon Acquisition, owned by the Company, free and clear of any adverse claims, and, to the best of such counsel's knowledge, the Company has no subsidiaries other than Saxon and Saxon's subsidiaries;

                           (vii) the Shares, the Warrants and Warrant Shares, the Warrant Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum;

                           (viii)   the statements under the captions
                  "Management - Executive Compensation" (only with respect to the employment agreements described therein), "Management - Stock Plan", "Management - Indemnification and Limitation on Liability; Insurance", "U.S. Federal Tax Considerations for Non-U.S. Holders" and "Description of Capital Stock" in the Final Memorandum, insofar as such statements constitute a summary of the legal matters or documents referred to therein, constitute accurate summaries thereof in all material respects and accurately present the information called for with respect to such matters or documents;

                           (ix)     assuming (i) the accuracy of the
                  representations and warranties of the Company and the Initial Purchaser set forth in this Agreement and (ii) that the purchasers who buy the Shares in Exempt Resales are either QIBs (or persons who the Initial Purchaser reasonably believes are QIBs), Regulation S Purchasers or Accredited Investors, the sale of the Shares to the Initial Purchaser as contemplated hereby and the Exempt Resales are exempt from the registration requirements of the Securities Act;

                           (x) to such counsel's knowledge, the Company and its affiliates and any person acting on behalf of the Company or its affiliates (other than the Initial Purchaser as to which such counsel need express no opinion) have complied with the offering restrictions requirement of Regulation S;

                           (xi) the Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

                           (xii) as of the date of the Final Memorandum, the Final Memorandum (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act Regulations for prospectuses included in registration statements on Form S-1;

                           (xiii)   assuming (i) the accuracy of the
                  representations and warranties of the Company and the Initial Purchaser set forth in this Agreement and (ii) that the purchasers who buy the Shares in Exempt Resales are either QIBs (or persons who the Initial Purchaser reasonably believes are QIBs), Regulation S Purchasers or Accredited Investors, no approval, authorization, consent or order of or filing with any federal, or to such counsel's knowledge, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Warrants and the Registration Rights Agreement and the issuance of the Shares and the Warrant Shares as contemplated hereby or thereby other than such as have been obtained or made and other than the filing of a Form D with the Commission and except that such counsel need express no opinion as to (i) any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Initial Purchaser or (ii) any approval, authorization, consent or order necessary by any federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission;

                           (xiv) the execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants and the Registration Rights Agreement and the issuance of the Shares and the Warrant Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation or by-laws of the Company,
                  (ii) any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company, Saxon or any subsidiary is a party or by which it or its properties may be bound or affected, or (iii) the Securities Act or the rules and regulations of the Commission or any other federal law or any decree, judgment, permit or order applicable to the Company, Saxon or any subsidiary, except in the case of clause
                  (ii) for such conflicts, breaches or defaults which have been waived or which individually or in the aggregate would not have a material adverse effect on the operations, business or condition of the Company;

                           (xv) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be summarized or described in the Final Memorandum which have not been so summarized or described;

                           (xvi) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company, Saxon or any subsidiary or any of their properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Final Memorandum but are not so described;

                           (xvii) the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company;

                           (xviii)  to the best of such counsel's knowledge,
                  there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act, other than pursuant to the Registration Rights Agreement; and

                           (xix) the Company is not, and will not become upon and as a result of the sale of the Shares and the Warrant Shares and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

                  Such opinion shall address matters under the laws of the Commonwealth of Virginia and, to the extent relevant, the State of Delaware and under the laws of the United States. Counsel shall be entitled to rely on the opinion of Saxon's General Counsel on all matters governed by the laws of the Commonwealth of Virginia. In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and Saxon, representatives of the independent public accountants of the Company and Saxon and representatives of the Initial Purchaser at which the contents of the Preliminary Memorandum and the Final Memorandum were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum or the Final Memorandum (except as and to the extent stated in subparagraphs (vii) and (viii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that either the Preliminary Memorandum or the Final Memorandum, in each case as amended or supplemented as of its date and as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Preliminary Memorandum or the Final Memorandum).

                  (b) Saxon shall furnish to the Initial Purchaser at the Closing Time an opinion of its General Counsel, addressed to the Initial Purchaser and dated the Closing Time and in form reasonably satisfactory to the Initial Purchaser, stating that:

                           (i) all of the issued and outstanding shares of capital stock of Saxon and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights;

                           (ii) Saxon and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of incorporation with full corporate power and authority to own its properties and to conduct its business; Saxon and each of its subsidiaries is duly qualified or licensed by and is in good standing in each jurisdiction in which the character or location of its assets or properties or the nature of its business makes such qualification necessary and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of Saxon;

                           (iii) the execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants and the Registration Rights Agreement and the issuance of the Shares and the Warrant Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation or by-laws of Saxon or any subsidiary or (ii) any federal law or any decree, judgment, permit or order applicable to Saxon or any subsidiary pertaining to consumer lending;

                           (iv) Saxon and each subsidiary own or possess such licenses or other rights to use all material Intangibles as are necessary to entitle Saxon and the subsidiaries to conduct its business as currently conducted as described in the Final Memorandum, and to such counsel's knowledge, none of Saxon or any subsidiary has received written notice of infringement of or conflict with asserted rights of others with respect to any material Intangibles which could have a material adverse effect on the business, operations, property or condition of the Company, Saxon and each subsidiary; and

                           (v) the statements under the caption "Business - Regulation" in the Final Memorandum, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects.

                  (c) The Initial Purchaser shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of the Preliminary Memorandum, this Agreement and the Closing Time and addressed to the Initial Purchaser in the forms heretofore approved by the Initial Purchaser.

                  (d) The Initial Purchaser shall have received at the Closing Time the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Initial Purchaser, dated the Closing Time, in form and substance satisfactory to the Initial Purchaser.

                  (e) Prior to the Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (f) Between the time of execution of this Agreement and the Closing Time, (i) no material adverse change, financial or otherwise (other than as disclosed in the Final Memorandum), in the operations, business, condition, prospects or property of the Company, Saxon or any subsidiary shall occur or become known, (ii) no transaction which is material and unfavorable to the Company or Saxon shall have been entered into by the Company, Saxon or any subsidiary and (iii) no order, decree or stop order preventing the use of the Final Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

                  (g) The representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (e) and paragraph (f) have been met and are true and correct as of the Closing Time, and the Company will, at the Closing Time, deliver to the Initial Purchaser a certificate of two of its executive officers to that effect.

                  (h) On or before the Closing Time, the Initial Purchaser shall have received the Registration Rights Agreement and the Warrant Agreement and the Warrants executed by the Company and such agreements shall be in full force and effect.

                  (i) The Company shall have furnished to the Initial Purchaser such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto as of the Closing Time as the Initial Purchaser may reasonably request.

                  (j) The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time.

                  (k) The Shares shall have been approved for trading on PORTAL.

                  (l) The consummation of the Saxon Acquisition shall have occurred.

         8. TERMINATION: The obligations of the Initial Purchaser hereunder shall be subject to termination in the absolute discretion of the Initial Purchaser, at any time prior to the Closing Time, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or the American Stock Exchange, (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Initial Purchaser, to make it impracticable to market the Shares.

         If the Initial Purchaser elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by letter, fax or telegram.

         If the sale to the Initial Purchaser of the Shares, as contemplated by this Agreement, is not carried out by the Initial Purchaser for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(l) and 9 hereof) and the Initial Purchaser shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

         9.       INDEMNITY BY THE COMPANY AND THE INITIAL PURCHASER:

                  (a) The Company agrees to indemnify, defend and hold harmless the Initial Purchaser, and any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Initial Purchaser or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 4 or 5 hereof, (ii) any breach by the Company of any covenant set forth in Section 6 hereof, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (the term Final Memorandum for the purpose of this Section 9 being deemed to include any Preliminary Memorandum, the Final Memorandum and the Final Memorandum as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Final Memorandum or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Initial Purchaser to the Company expressly for use in such Final Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Final Memorandum or necessary to make such information not misleading.

                  If any action is brought against the Initial Purchaser or any controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, the Initial Purchaser shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. The Initial Purchaser or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel for the Initial Purchaser or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

                  (b) The Initial Purchaser agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Initial Purchaser to the Company expressly for use in the Final Memorandum (or in any amendment or supplement thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Final Memorandum or necessary to make such information not misleading.

                  If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Initial Purchaser pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Initial Purchaser in writing of the institution of such action and the Initial Purchaser shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchaser in connection with the defense of such action or the Initial Purchaser shall not have employed counsel to have charge of the defense of such action within a reasonable tune or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchaser (in which case the Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Initial Purchaser shall not be liable for any settlement of any such claim or action effected without its written consent.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the initial purchaser discounts and commissions received by the Initial Purchaser. The relative fault of the Company on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                  (d) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this
         Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed in Exempt Resales were initially offered exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and the Initial Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

         10. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention:
Compliance Department; (facsimile: 703-312-9698); and if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 4880 Cox Road, Glen Allen, Virginia 23060, Attention: Michael L. Sawyer; (facsimile: 804-967-5826); with a copy to Richard D. Shepherd at the same address; (facsimile: 804-217-7679).

         11. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         12. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchaser and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

         13. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.



                  [Remainder of page intentionally left blank.]

         If the foregoing correctly sets forth the understanding among the Company and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                       Very truly yours,

                                       SAXON CAPITAL ACQUISITION CORP.

                                       By:   /s/ Michael L. Sawyer
                                           ------------------------------------
                                           Title:  President


Accepted and agreed to as
of the date first above
written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:   /s/ James R. Kleeblatt
   ------------------------------------
   Title:  Managing Director

                                    EXHIBIT A

                            CERTIFICATE OF RULE 144A
                          QUALIFIED INSTITUTIONAL BUYER

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street, North
Arlington, Virginia 22209

Ladies and Gentlemen:

         1. We certify, to enable you to make offers and sales of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Saxon Capital Acquisition Corp., a Delaware corporation (the "Company"), pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), that we are a "qualified institutional buyer" (as defined in section (a) of Rule 144A) in that we satisfy the requirements of one or more of paragraphs (i) through (vi) hereof (check applicable box(es)):

         | |      (i)      We are an entity referred to in subparagraphs (A)
                           through (G) hereof, acting for our own account or the accounts of other qualified institutional buyers, that in the aggregate owned and invested on a discretionary basis at least the amount of securities specified below (not less than $100 million), calculated as provided in Rule 144A, as of the date specified below.

                           o        (A)      CORPORATION, ETC. A corporation
                                    (other than a bank, savings and loan or
                                    similar institution referred to in (ii)
                                    below), partnership, Massachusetts or
                                    similar business trust, organization
                                    described in Section 501(c)(3) of the
                                    Internal Revenue Code, small business
                                    investment company licensed by the U.S.
                                    Small Business Administration under Section
                                    301(c) or (d) of the Small Business
                                    Investment Act of 1958 or business
                                    development company as defined in Section
                                    202(a)(22) of the Investment Advisers Act of
                                    1940; or

                           o        (B)      INSURANCE COMPANY. An insurance
                                    company as defined in Section 2(13) of the Securities Act; or

                           o        (C)      ERISA PLAN. An employee benefit
                                    plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974; or

                           o        (D)      STATE OR LOCAL PLAN. A plan
                                    established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees; or

                           o        (E)      TRUST FUND. Any trust fund whose
                                    trustee is a bank or trust company and
                                    whose participants are exclusively plans of the types identified in subparagraphs (C) or
                                    (D) above, except trust funds that include as participants individual retirement accounts or HR. 10 plans; or

                           o        (F)      INVESTMENT COMPANY. An investment
                                    company registered under the Investment
                                    Company Act of 1940 or any business
                                    development company as defined in Section
                                    2(a)(48) of that Act; or

                           o        (G)      INVESTMENT ADVISER. An investment
                                    adviser registered under the Investment
                                    Advisers Act of 1940.

         | |      (ii)     Bank or Savings and Loan. We are a bank as defined in
                           Section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in
                           Section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution, acting for our own account or the accounts of other qualified institutional buyers, that in the aggregate owned and invested on a discretionary basis at least the amount of securities specified below (not less than $100 million), calculated as provided in Rule 144A, as of the date specified below and had an audited net worth of at least $25 million as of the end of our most recent fiscal year. (This paragraph does not include bank commingled funds.)

         | |      (iii)    One of a Family of Investment Companies. We are an
                           investment company registered under the Investment
                           Company Act of 1940, acting for our own account or the accounts of other qualified institutional buyers, that is a part of a "family of investment companies" as defined in Rule 144A, that owned in the aggregate at least the amount of securities specified below
                           (not less than $100 million), calculated as provided in Rule 144A, as of the date specified below.

         | |      (iv)     Dealer. We are a dealer registered under Section 15
                           of the Securities Exchange Act of 1934, as amended
                           (the "Exchange Act"), acting for our own account or the accounts of other qualified institutional buyers, that in the aggregate owned and invested on a discretionary basis at least the amount of securities specified below (not less than $10 million), calculated as provided in Rule 144A, as of the date specified below.

         | |      (v)      Dealer (Riskless Principal Transaction). We are a
                           dealer registered under Section 15 of the Exchange
                           Act acting in a riskless principal transaction on behalf of a qualified institutional buyer (satisfying one or more of (i) through (iv) above, including, as applicable, the $100 million test).

         | |      (vi)     Entity Owned by Qualified Buyers. We are an entity,
                           all of the equity owners of which are qualified institutional buyers (each satisfying one or more of (i) through (v) above, including, as applicable, the $100 million test), acting for our own account or the accounts of other qualified institutional buyers.

         In calculating the aggregate amount of securities owned and invested by an entity as provided in Rule 144A: (a) repurchase agreements, securities owned but subject to repurchase agreements, swaps, bank deposit instruments, loan participation, securities of affiliates and dealers' unsold allotments are excluded; and (b) securities are valued at cost, except that securities that are reported in financial statements may be valued at market if no current cost information has been published.

         Each entity, including a parent or subsidiary, must separately meet the requirements to be a qualified institutional buyer under Rule 144A. Securities owned by any subsidiary are included as owned or invested by its parent entity for purposes of Rule 144A only if (1) the subsidiary is consolidated in the parent entity's financial statements and (2) the subsidiary's investments are managed under the parent entity's discretion (except that a subsidiary's securities are not included if the parent entity is itself a majority-owned consolidated subsidiary of another enterprise and is not a reporting company under the Exchange Act).

         2. We further certify that we will purchase securities under Rule 144A from or through you only for our account or for the account of another entity which is a qualified institutional buyer. We will not purchase securities for another entity under Rule 144A unless it satisfies one or more paragraphs
(i) through (vi) above, including, as applicable, the $100 million test.

         3. We agree to notify you of any change in the certifications herein, and each purchase by us of securities under Rule 144A from or through you will constitute a reaffirmation of the certifications herein (as modified by any such notice) as of the time of such purchase.

         4. We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Shares, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Shares, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3), (7) or
(8) under the Securities Act) (an "Institutional Accredited Investor") or an individual "accredited investor" (within the meaning of Rule 501(a)(4), (5) or (6) under the Securities Act) (an "Individual Accredited Investor") that is acquiring the Shares for his, her or its own account or for the account of such an Institutional Accredited Investor or Individual Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Shares, a letter from the transferee a substantially in the form of Appendix A to the Offering Memorandum (as defined herein), which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Institutional Accredited Investor or an Individual Accredited Investor, and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any certificates representing Shares acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on his, her or its own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares, that the Company and you reserve the right prior to any offer, sale or other transfer of the Shares (i) pursuant to clause
(d) above prior to the Resale Restriction Termination Date, (ii) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (iii) pursuant to clauses (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and you.

         5. We agree to make the representations and warranties deemed made by us under the section of the Offering Memorandum relating to the Shares entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         6. We have received a copy of the preliminary Offering Memorandum, dated June 8, 2001, and will receive a copy of the final Offering Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum") and understand that we and our professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum pursuant to which the Company is offering the Shares to certain qualified offerees. We represent and agree that prior to our agreement to purchase Shares we and our professional advisor(s), if any, will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares.

         7. We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

         8. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

Amount of Securities:  $________________________
(State specific amount owned/invested - may be approximate, but no range or minimum)

Most Recent Fiscal Year End:  __________________
Date Owned/invested:  ___________________________
(Complete only if this date is after most recent fiscal year end)

Date:    _________________________
                                          By:      _________________________
                                          Name:    _________________________
                                          Title:   _________________________

* Certificate must be signed by the Institution's chief financial officer or another executive officer, except that if the Institution is a member of a "family of investment companies", the certificate must be signed by an executive officer of such Institution's Investment Adviser.

                                   EXHIBIT B-1

                            CERTIFICATE OF ACCREDITED
                             INSTITUTIONAL INVESTOR

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street, North
Arlington, Virginia 22209

Ladies and Gentlemen:

         In connection with our proposed purchase of an aggregate of _______ shares (the "Shares") of the Common Stock, par value $0.01 per share, (the "Common Stock") of Saxon Capital Acquisition Corp., a Delaware corporation (the "Company"), we confirm that:

         1. we are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act of 1933, as amended (the "Securities Act")) (an "Institutional Accredited Investor");

         2. any purchase of the Shares by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

         3. we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Shares and invest in or purchase securities similar to the Shares in the normal course of our business;

         4. we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment;

         5. we or any accounts for which we are acting are acquiring the Shares for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Shares in violation of the Securities Act;

         6. we acknowledge that we have received a copy of the preliminary Offering Memorandum, dated June 8, 2001, and will receive a copy of the final Offering Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum") and that we and our professional adviser(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum; we represent and agree that prior to our agreement to purchase Shares we and our professional adviser(s), if any, will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares; and


                                      B-1-1

         7. we are not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

         We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Shares, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Shares, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an Institutional Accredited Investor or an individual "accredited investor" (within the meaning of Rule 501(a)(4), (5) or (6) under the Securities Act) (an "Individual Accredited Investor") that is acquiring the Shares for his, her or its own account or for the account of such an Institutional Accredited Investor or Individual Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the transfer agent of the Shares, a letter from the transferee substantially in the form of Appendix A to the Offering Memorandum, which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Institutional Accredited Investor or an Individual Accredited Investor, and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Shares acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on his, her or its own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares, that the Company and you reserve the right prior to any offer, sale or other transfer of


                                      B-1-2
the Shares (i) pursuant to clause (d) above prior to the Resale Restriction Date, (ii) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (iii) pursuant to clauses
(e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and you.

         We agree to make the representations and warranties deemed made by us under the section of the Offering Memorandum relating to the Shares entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

         You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.



Date:

                                            -------------------------
                                                 (Name of Purchaser)




                                      B-1-3

                                   EXHIBIT B-2

                            CERTIFICATE OF INDIVIDUAL
                               ACCREDITED INVESTOR

Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

         In connection with my proposed purchase of an aggregate of _______ shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock") of Saxon Capital Acquisition Corp., a Delaware corporation (the "Company"), I confirm that:

         1. I am an individual "accredited investor" (as defined in Rule 501(a)
(4), (5) or (6) under the Securities Act of 1933, as amended (the "Securities Act")) (an "Individual Accredited Investor") in that I satisfy the requirements of one or more of paragraphs (a) through (c) hereof (check applicable box(es)):

         | |      (a)      I am a director, executive officer or general partner
                           of the issuer of the securities being offered or sold, or a director, executive officer or general partner of a general partner of that issuer;

         | |      (b)      I am a natural person whose individual net worth or
                           joint net worth with my spouse, at the time of purchase exceeds $1,000,000; or

         | |      (c)      I am a natural person who had an individual income in
                           excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching that same income level in the current year.

         2. any purchase of the Shares by me will be for my own account or for the account of one or more other Individual Accredited Investors or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3),
(7) or (8) under the Securities Act (an "Institutional Accredited Investor" and each of an Individual Accredited Investor and an Institutional Accredited Investor, an "Accredited Investor"));

         3. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Shares and invest in or purchase securities similar to the Shares in the normal course of my business;

         4. I and any accounts for which I am acting are each able to bear the economic risk of my or its investment and can afford the complete loss of such investment;


                                      B-2-1

         5. I or any accounts for which I am acting am acquiring the Shares for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Shares in violation of the Securities Act; and

         6. I acknowledge that I have received a copy of the preliminary Offering Memorandum, dated June 8, 2001, and will receive a copy of the final Offering Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum") and that I and my professional adviser(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain suck information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as I and my adviser(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum; I represent and agree that prior to my agreement to purchase Shares I and my professional advisor(s), if any, will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares.

         I understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act, and, unless so registered, may not be sold except as permitted in the following sentence. I agree, on my own behalf and on behalf of each account for which I acquire any Shares, that, if in the future I decide to offer, resell, pledge or otherwise transfer such Shares prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who I reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning Regulation S under the Securities Act, (e) to an Accredited Investor that is purchasing for his, her or its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of my property or the property of such investor account or accounts be at all times within my or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the transfer agent, a letter from the transferee substantially in the form of Appendix A to the Offering Memorandumwhich shall provide, as applicable, among other


                                      B-2-2
things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Accredited Investor and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. I understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by me, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. I further understand that any Shares acquired by me will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on its or his own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares, that Company and you reserve the right prior to any offer, sale or other transfer (i) pursuant to clause (d) above prior to the Resale Restriction Date, (ii) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (iii) pursuant to clauses (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and you.

         I agree to make the representations and warranties deemed made by me under the section of the Offering Memorandum relating to the Shares entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         I acknowledge that you, the Company and others will rely upon my confirmation, acknowledgments and agreements set forth herein and I agree to notify you promptly if any of my representations or warranties herein ceases to be accurate and complete.

         You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.



Date:

                                            -------------------------
                                                (Name of Purchaser)






                                      B-2-3

                                    EXHIBIT C

                        CERTIFICATE OF NON U.S. PURCHASER

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street, North
Arlington, Virginia 22209

Ladies and Gentlemen:

         In connection with our proposed purchase of an aggregate of ______ shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Saxon Capital Acquisition Corp., a Delaware corporation (the "Company"), we confirm that:

         1. (a) our principal address is outside the United States, (b) we were located outside the United States at the time any offer to buy the Shares was made to us and at the time that the buy order was originated by us, and (c) we are not a "U.S. person" (as defined in Rule 902(o) under the Securities Act of 1933, as amended (the "Securities Act")) (a "Non-U.S. Person");

         2. any purchase of the Shares by us will be for our own account or for the account of one or more other Non-U.S. Persons located outside the United States at the time any offer to buy the Shares was made and at the time the buy order was originated by us;

         3. we have such knowledge and experience in financial and business mattes as to be capable of evaluating the merits and risks of our investment in the Shares and invest in or purchase securities similar to the Shares in the normal course of our business;

         4. we and any accounts for which we are acting are each able to bear the economic risk of its investment and can afford the complete loss of such investment;

         5. we and any accounts for which we are acting are acquiring the Shares for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Shares in violation of the Securities Act;

         6. we acknowledge that we have received a copy of the preliminary Offering Memorandum, dated June 8, 2001, and will receive a copy of the final Offering Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum") and that we have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or can acquire it without unreasonable effort or expense, as we deem necessary to verify the accuracy of the information referred to in the Offering Memorandum; we represent and agree that prior to our agreement to purchase Shares we will have asked such questions, received such answers and obtained such information as we deem necessary to verify the accuracy (i) of the information referred to in the Offering Memorandum and (ii) of any other information that we deem relevant to making an investment decision with respect to the Shares; and


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         7.       we are not an "affiliate" (as defined in Rule 144 under the
Securities Act) of the Company or acting on behalf of an affiliate of the Company.

         We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act, and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Shares, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Shares prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act) (an "Institutional Accredited Investor") or an individual "accredited investor" (within the meaning of Rule 501(a)(4), (5) or (6) under the Securities Act) (an "Individual Accredited Investor") that is acquiring the Shares for his, her or its own account or for the account of such an Institutional Accredited Investor or Individual Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the transfer agent, a letter from the transferee substantially in the form of Appendix A to the Offering Memorandum which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Institutional Accredited Investor or an Individual Accredited Investor and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Shares acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on its or his own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares that the Company and you reserve the right prior to


                                       C-2
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any offer, sale or other transfer prior to the Resale Restriction Termination
Date of the Shares (i) pursuant to clause (d) above prior to the Resale Restriction Termination Date, (ii) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (iii) pursuant to clauses (e) or (f) above prior to the Resale Restriction Termination Date, to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and you.

         We agree to make the representations and warranties deemed made by us under the section of the Offering Memorandum relating to the Shares entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

         You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

Date:

                                            -------------------------
                                                (Name of Purchaser)






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